Exhibit 3.1

INDEX OF BYLAWS

OF

UWHARRIE CAPITAL CORP

ARTICLE I

MISSION AND OBJECTIVES

Section 1. Mission

Section 2. Objectives

ARTICLE II

OFFICES

Section 1. Principal Office

Section 2. Registered Office

Section 3. Other Offices

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings

Section 2. Annual Meeting

Section 3. Substitute Annual Meeting

Section 4. Special Meetings

Section 5. Notice of Meetings

Section 6. Shareholders’ List

Section 7. Voting Groups

Section 8. Quorum

Section 9. Proxies

Section 10. Voting of Shares

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ARTICLE IV

BOARD OF DIRECTORS

Section 1. General Powers

Section 2. Numbers and Qualifications

Section 3. Accountabilities of Directors

Section 4. Classification of Directors

Section 5. Nominations

Section 6. Election

Section 7. Terms of Directors

Section 8. Removal

Section 9. Attendance Requirement

Section 10. Vacancies

Section 11. Chairman and Vice Chairman of the Board

Section 12. Compensation

Section 13. Advisory Directors

ARTICLE V

MEETINGS AND COMMITTEES OF DIRECTORS

Section 1. Regular Meetings

Section 2. Special Meetings

Section 3. Notice of Meetings

Section 4. Waiver of Notice

Section 5. Quorum

Section 6. Manner of Acting

Section 7. Presumption of Assent

Section 8. Action Without Meeting

Section 9. Committees of the Board

Section 10. Executive Committee

Section 11. Audit Committee

Section 12. Nominating Committee

Section 13. Human Resources & Compensation Committee

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ARTICLE VI

OFFICERS

Section 1. Officers of the Corporation

Section 2. Appointment and Term

Section 3. Compensation of Officers

Section 4. Removal

Section 5. Resignation

Section 6. Chief Executive Officer

Section 7. President

Section 8. Vice Presidents

Section 9. Secretary

Section 10. Assistant Secretaries

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts

Section 2. Loans

Section 3. Checks and Drafts

Section 4. Deposits

ARTICLE VIII

SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares

Section 2. Stock Transfer Books

Section 3. Lost Certificates

Section 4. Fixing Record Date

Section 5. Holder of Record

Section 6. Shares Held by Nominees

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ARTICLE IX

GENERAL PROVISIONS

Section 1. Distributions

Section 2. Seal

Section 3. Fiscal Year

Section 4. Amendments

Section 5. Definitions

ARTICLE X

INDEMNIFICATION

Section 1. Indemnification

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BYLAWS

OF

UWHARRIE CAPITAL CORP

ARTICLE I

MISSION AND OBJECTIVES

Section 1. Mission. The Corporation will seek to enhance the well-being of the communities it serves by aggressively identifying and, through its subsidiaries, filling the needs for financial and other related services, and by fairly rewarding its supporters.

Section 2. Objectives. In carrying out its mission, the Corporation will:

(a) Maintain control of the Corporation and its subsidiaries for and by the people of the communities it serves, through the maintenance of a broad local shareholder base;

(b) Be guided by a large and well-chosen Board of Directors which represents the various interests and needs for financial and other related services in its market area;

(c) Maintain for itself and its subsidiaries a highly professional and sensitive staff that is genuinely dedicated to the spirit of the Corporation’s founding philosophy;

(d) Utilize state of the art technology while maintaining an understanding of the need for a balance between the use of technology and the need for close customer contact;

(e) Maintain flexibility in organizational structures, policies and procedures in order to cope effectively with the changing market environment and conditions in the financial services industry;

(f) Provide for the rendering of high quality services to customers of the Corporation and its subsidiaries;

(g) Provide a good return to shareholders on their investments in the Corporation; and

(h) Operate, and cause its subsidiaries to operate, on the high ideals upon which the Corporation was founded and within the letter and spirit of laws applicable to and rules and regulations of those agencies which have duly constituted authority over the Corporation and its subsidiaries.

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The Board of Directors and management of the Corporation shall have the authority to interpret and shall hold full responsibility for making operational each of the above objectives. Management shall always strive to achieve a balanced approach to these objectives, and, through efficient operations, provide fair rewards to its supporters.

The Corporation and its people will strive to fulfill the Corporation’s unique mission as a community-based financial services organization.

ARTICLE II

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be located at such place as the Board of Directors may fix from time to time.

Section 2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3. Other Offices. The Corporation may have offices at such places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the Corporation may require from time to time.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be fixed by the Chief Executive Officer, the President, the Secretary, or the Board of Directors and designated in the notice of the meeting.

Section 2. Annual Meeting. The annual meeting of the shareholders shall be held during the first five calendar months following the end of the Corporation’s fiscal year, on any day (except Saturday, Sunday, or a legal holiday) during that period as shall be determined by the Board of Directors, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3. Substitute Annual Meeting. If the annual meeting shall not be held within the time designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article III. A meeting so called shall be designated and treated for all purposes as the annual meeting.

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Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, the President, the Secretary, the Chairman of the Board of Directors, or by the Board of Directors, and shall be called by the Board of Directors upon the written request of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 5. Notice of Meetings. Written notice stating the date, time and place of the meeting shall be given not less than ten nor more than sixty days before the date of any shareholders’ meeting, either by personal delivery, or by telegraph, teletype, or other form of wire or wireless communication, or by facsimile transmission or by mail or private carrier, by or at the direction of the Board of Directors, the Chief Executive Officer, the President, the Secretary, the Chairman of the Board of Directors or other person calling the meeting, to each shareholder entitled to vote at such meeting, provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder’s address as it appears on the current record of shareholders of the Corporation, with postage thereon prepaid.

In the case of a special meeting, the notice of meeting shall include a description of the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not include a description of the purpose or purposes for which the meeting is called unless such a description is required by the provisions of the North Carolina Business Corporation Act.

When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but, if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in this section to persons who are shareholders as of the new record date.

Section 6. Shareholders’ List. Before each meeting of shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be available for inspection by any shareholder, his agent or attorney, at any time during regular business hours. The list shall also be available at the meeting and shall be subject to inspection by any shareholder, his agent or attorney, at any time during the meeting or any adjournment thereof.

Section 7. Voting Groups. All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group.

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All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly authorized by the articles of incorporation or specifically required by law.

Section 8. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at the meeting only if a quorum of those shares exists. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 5 of this Article III, at any adjourned meeting any business may be transacted which might have been transacted at the original meeting if a quorum exists with respect to the matter proposed.

Section 9. Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or by his duly authorized attorney in fact. An appointment of a proxy is valid for eleven months from the date of its execution, unless a different period is expressly provided in the appointment form.

Section 10. Voting of Shares. Subject to the provisions of the articles of incorporation, each outstanding share shall be entitled to one vote on each matter voted on at a meeting of shareholders.

Except in the election of directors as governed by the provisions of Section 5 of Article IV, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote is required by law or the articles of incorporation or these Bylaws.

Absent special circumstances, shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation or such second corporation to vote shares held by it in a fiduciary capacity.

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ARTICLE IV

BOARD OF DIRECTORS

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2. Number and Qualifications. The number of directors constituting the Board of Directors shall be not less than twelve (12) nor more than twenty-one (21) as from time to time may be fixed or changed within said minimum and maximum by a majority of the full Board of Directors. Directors must be shareholders of the Corporation owning at the time of their initial election or appointment and during their tenure as a director, shares of the Corporation having a fair market value of at least $5,000. Such calculation of fair market value shall be made at the time of such person’s appointment or election and at the end of each fiscal year. At least three-fourths of the directors of the Corporation shall be residents of communities served by the Corporation and its subsidiaries. Otherwise, directors need not be residents of the State of North Carolina.

In carrying out the Corporation’s mission, it shall be guided by a well-chosen rotating Board of Directors which represents the various interests and needs for financial services in the communities served. The following qualifications apply:

1.
Support the principles upon which the corporation was founded.

2.
Satisfy such requirements established by regulatory agencies and applicable law.

3.
Be supportive of the goals of the Corporation as established by the Board of Directors.

4.
Support the Corporation and subsidiary companies by doing business with them; also, directors shall take an active role in business development efforts for the corporation.

5.
Maintain satisfactory attendance requirements.

(refer to “Attendance” section for further details)

6.
Possess good character, judgment and business sense.

7.
Be knowledgeable and attuned to the needs and changing conditions of communities served.

8.
Be an involved citizen and leader in one’s community; take opportunities to be an enthusiastic ambassador in behalf of our corporation in one’s community.

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Every director shall, within thirty days of his/her election, take and subscribe an oath that he/she will diligently and honestly perform his/her duties in such office; and that he/she is the owner in good faith of the shares of stock of the Corporation required to qualify him/her for such office, standing in his/her own name on its books, and a copy of the Oath shall be kept on file in the Corporation.

Every director shall also, within thirty days of his/her election, read and sign the Corporation’s Secrecy Agreement and Code of Business Conduct & Ethics declaring and pledging upon honor that he/she will observe the strictest secrecy and ethical business conduct on all matters of the Corporation and any subsidiary company during service on and after the director leaves the service of the Board of Directors.

Section 3. Accountabilities of Directors. In carrying out the Corporation’s mission, it shall be guided by a well-chosen rotating Board of Directors which represents the various interests and needs for financial services in the communities served. The following accountabilities apply:

1.
Participate in the strategic planning process.

2.
Review Corporation’s role in the communities served.

3.
Provide leadership in planning the overall affairs of the Corporation.

4.
Provide continuity of the Corporation as a sound institution with adequate capital, skilled management, well-defined policies and sound financial condition.

5.
Attend and actively participate in Board and committee meetings.

6.
Review Board meeting minutes.

7.
Review management reports, operating and capital budgets.

8.
Review examination reports and regulatory correspondence.

9.
Familiarization with various policy guidelines.

10.
Review insider transactions.

11.
Review internal controls, common ratios and performance measures.

12.
Protect shareholders, customers, and creditors through internal control, independent audits and insurance coverage.

13.
Provide knowledge and guidance to Board and Management by virtue of their personal activities, knowledge or circumstances about individuals or companies doing business or proposing to do business with the Corporation. No director shall withhold

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information he/she possesses which could potentially result in financial harm to the Corporation and its subsidiaries or any related entity.

14.
Consider effective Board composition and size and make appropriate recommendations.

15.
Consider amendments to the Certification of Incorporation and Bylaws and make appropriate recommendations.

16.
Act to remove ineffective Board members.

17.
Utilize best efforts in the performance of Board service.

Section 4. Classification of Directors. The Directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance for terms of one, two, and three years, respectively, and thereafter the successors in each class of directors shall be elected to serve for terms of three years. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become as nearly equal in number as may be.

Section 5. Nominations. Nominations for election to the Board of Directors may be made at any meeting of shareholders at which directors are to be elected by the Nominating Committee of the Board of Directors or, subject to the conditions described below, by any holder of shares entitled to be voted at that meeting in the election of directors. To be eligible for consideration at the meeting of shareholders, all nominations other than those made by the Nominating Committee shall be in writing and must be delivered to the Chief Executive Officer, President or Secretary of the Corporation not less than thirty (30) days before any fiscal year end.

Section 6. Election. Except as provided in Section 7 of this Article IV, the directors shall be elected at the annual meeting of shareholders. Those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected.

Section 7. Terms of Directors. Each initial director shall hold office until the first shareholders’ meeting at which directors are elected, or until such director’s death, resignation, or removal. The term of each other director shall be for the number of years for which he is elected as set forth in Section 3 of this Article IV, or until such director’s death, resignation, or removal. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected, at which time such director or any other person may be nominated for election for a term (a “Special Term”) equal to the remainder, if any, of the unexpired term which such director was initially elected to fill. A decrease in the number of directors does not shorten an incumbent director’s term. Despite the expiration of a director’s term, such director shall continue to serve until a successor shall be elected and qualifies or until there is a decrease in the number of directors.

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No director may be elected to more than three consecutive three-year terms without a break in tenure; provided, that, in addition to said three consecutive three-year terms and without a break in tenure, any director may also serve any portion of an unexpired term or any Special Term to which such director may have been appointed or elected.

Section 8. Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the vote in favor of such removal of the holders of at least a majority of the voting power of the Corporation’s outstanding shares entitled to be voted generally in the election of directors. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

Section 9. Attendance Requirement. Each director each year shall attend at least seventy-five percent (75%) of the aggregate number of all regular and special meetings of the Board of Directors and meetings of committees of the Board of which such director is a member. If during any calendar year any director fails to satisfy the above attendance requirement, then such director shall automatically be deemed to have resigned from the Board of Directors as of the end of such calendar year.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or by the sole remaining director. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

Section 11. Chairman and Vice Chairman of the Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall serve in such position at the pleasure of the Board of Directors and shall preside at all meetings of the Board of Directors and shareholders, serve as Chairman of the Executive Committee and an ex officio member of all other committees of the Board of Directors, and perform such other duties as may be directed by the Board. He/she shall hold office as Chair until the regular annual meeting of the Board of Directors next succeeding his/her election and is eligible to hold the position of Chairperson of the Board of Directors for a maximum of four one (1) year terms, to be elected annually by the Board.

In like fashion, the directors may elect from their number a Vice Chairman of the Board of Directors who shall preside at meetings of directors or shareholders in the absence of the Chairman and perform such other duties as may be directed by the Board.

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In the absence of the Chairman and Vice Chairman, the Chief Executive Officer or President shall preside at meetings of directors or shareholders.

Section 12. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and for the payment or reimbursement of any or all expenses incurred by them in connection with such services.

Section 13. Advisory Directors. The Board of Directors may appoint any shareholder of the Corporation to serve as an advisory director with duties as specified by the Board. However, any shareholder appointed as an advisory director shall not have the right to vote on any matters brought before the Board of Directors.

ARTICLE V

MEETINGS AND COMMITTEES OF DIRECTORS

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina for the holding of additional regular meetings.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President, or by any four or more directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

Section 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give or cause to be given notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called. Any duly convened regular or special meeting may be adjourned by the directors to a later time without further notice.

Section 4. Waiver of Notice. Any director may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the director entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting waives any required notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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Section 5. Quorum. Unless the articles of incorporation or these Bylaws provide otherwise, a majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, or if no number is so fixed, a majority of the number of directors in office immediately before the meeting begins shall constitute a quorum.

Section 6. Manner of Acting. Except as otherwise provided in the articles of incorporation or these Bylaws, including Section 9 of this Article V, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 8. Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records.

Section 9. Committees of the Board. The Board of Directors may create such committees of the Board as it shall consider appropriate. Subject to the other provisions of these Bylaws, the Chairman and other members of each standing or other such committee shall be appointed by the Chairman of the Board, subject to the approval of the Board of Directors. The creation of a committee of the Board and appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required to take action pursuant to Section 6 of this Article V. Each committee of the Board must have two or more members and shall have such duties and authority as may be described in these Bylaws or otherwise specified by the Board of Directors. Each committee member shall serve at the pleasure of the Board of Directors. The provisions in these Bylaws governing meetings, actions without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall also apply to any committees of the Board established pursuant to these Bylaws.

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Section 10. Executive Committee. There may be a standing committee of the Board of Directors to be known as the Executive Committee and consisting of the Chairman and Vice Chairman of the Board and Chairmen of each standing committee of the Board. Additionally, non-voting members shall consist of the President and Chief Executive Officer of the Corporation and others as designated. The Chairman of the Board shall act as Chairman of the Executive Committee. Except as limited by Section 9 of this Article V or otherwise limited by law, the Executive Committee is empowered to act for and on behalf of the Board of Directors in any and all matters in the interim between meetings of the Board. Within the powers conferred upon it, action by the Executive Committee shall be as binding upon the Corporation as if performed by the full Board. Such actions shall be reported to the Board for review at its next meeting following such action. The committee shall meet as often as it considers necessary and advisable.

Section 11. Audit Committee. There shall be a standing committee of the Board of Directors known as the Audit Committee and consisting of not fewer than three directors. The Audit Committee may sit as a joint committee with the audit committee of any subsidiary bank’s board of directors. The Audit Committee shall superintend examinations of the assets and the liabilities and the internal audit program of the Corporation and its subsidiaries, cause outside audits to be performed on the financial statements of the Corporation, and shall make periodic reports to the Board and oversee the audit function and regulatory compliance.

Section 12. Nominating Committee. There shall be a standing committee of the Board of Directors appointed by the Chairman to be known as the Nominating Committee and consisting of not fewer than three directors. The Nominating Committee shall recommend to the Board a slate of nominees for election as directors at meetings of shareholders. In performing this function, the Nominating Committee shall be mindful of the varied constituencies which make up the market of the Corporation and its subsidiaries. In making appointments to the Nominating Committee, the Chairman shall give consideration to representation based upon gender, race, occupation and geographic representation reflected on the entire Board of Directors.

Section 13. Human Resources & Compensation Committee. There shall be a standing committee of the Board of Directors to be known as the Human Resources & Compensation Committee and shall consist of the entire Board of Directors, unless it is deemed necessary that a smaller group is needed. The Human Resources & Compensation Committee is authorized to make recommendations to the Board relating to total compensation of all officers (as defined in Securities and Exchange Commission Rule 16a-1(f), as it may be amended from time to time, or any successor regulation) (the “Section 16 Officers”) and to establish personnel policies for the Corporation and its subsidiaries. This committee shall also administer the Corporation’s stock option plans by approving all stock options that are issued and establishing price. The committee is responsible for the overall review of stock plans as a part of associates’ compensation.

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ARTICLE VI

OFFICERS

Section 1. Officers of the Corporation. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, and such Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and other officers as may from time to time be appointed by or under the authority of the Board of Directors. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2. Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor shall have been appointed.

Section 3. Compensation of Officers. The compensation of the Section 16 Officers shall be fixed by or under the authority of the Board of Directors, and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation has been duly authorized. The compensation of all officers of the Corporation other than the Section 16 Officers shall be fixed by an officer or officers appointed by the Board of Directors. The appointment of an officer does not itself create contract rights.

Section 4. Removal. Any officer may be removed by the Board at any time with or without cause; but such removal shall not itself affect the officer's contract rights, if any, with the Corporation except to the extent, if any, specified in any such contract.

Section 5. Resignation. An officer may resign at any time by communicating his or her resignation to the Corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the Corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer except to the extent, if any, specified in any such contract.

Section 6. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be

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prescribed by the Board of Directors from time to time. The Chief Executive Officer shall be entitled to attend all regular and special meetings and meetings of committees of the Board of Directors. No meeting shall be held without allowing the Chief Executive Officer to be present.

Section 7. President. In the absence of the Chief Executive Officer, or in the event of his death, inability or refusal to act, the President, unless otherwise determined by the Board of Directors, shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. The President may sign, with the Secretary and Assistant Secretary, certificates for shares of the Corporation and any other instruments which may be signed by the Chief Executive Officer, and shall perform such other duties as from time to time may be prescribed by the Board of Directors. The President shall be entitled to attend all regular and special meetings and meetings of committees of the Board of Directors.

Section 8. Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties as the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President (or Assistant Vice President) may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation or any other instruments which may be signed by the Chief Executive Officer or President, and shall perform such other duties as from time to time may be prescribed by the Chief Executive Officer, the President or Board of Directors.

Section 9. Secretary. The Secretary shall: (a) keep the minutes of the meetings of shareholders, of the Board of Directors, and of all committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) maintain and authenticate the records of the Corporation and be custodian of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) maintain or cause to be maintained, and have general charge of, the stock transfer books of the Corporation; (f) prepare or cause to be prepared shareholder lists prior to each meeting of shareholders as required by law; (g) attest the signature or certify the incumbency or signature of any officer of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the Chief Executive Officer, the President or by the Board of Directors.

Section 10. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries, unless otherwise determined by the Board of Directors, each may perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be prescribed by the Secretary, by the Chief Executive Officer, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the Corporation.

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ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. Also, the Board of Directors may limit, condition, restrict or deny such authority to any officer or officers, or any agent or agents.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as may be selected by or under the authority of the Board of Directors.

ARTICLE VIII

SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. The Board of Directors may authorize the issuance of some or all of the shares of the Corporation's classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer books of the Corporation. When shares are represented by certificates, the Corporation shall issue and deliver, to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by him. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

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Section 2. Stock Transfer Books. The Corporation shall keep or cause to be kept a book or set of books, to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by him. Transfers of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized to effect such transfer by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares (if the shares are represented by certificates).

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issuance of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the Corporation a bond in such sum and with such surety or other security as the Board may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

Section 4. Fixing Record Date. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

Section 5. Holder of Record. Except as otherwise required by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers, and privileges of ownership of such shares.

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Section 6. Shares Held by Nominees. The Corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the Corporation, signed by the nominee, indicating the following: (i) the name, address and taxpayer identification number of the nominee, (ii) the name, address and taxpayer identification number of the beneficial owner; (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder, and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

The purposes for which the Corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at, and otherwise participating in shareholders’ meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters’ rights under Article 13 of the Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi) receiving reports, financial statements, proxy statements, and other communications from the Corporation; (vii) making any demand upon the Corporation required or permitted by law; and (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

The certificate shall be effective ten (10) business days after its receipt by the Corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

If the certificate affects less than all of the shares registered in the name of the nominee, the Corporation may require the shares affected by the certificate to be registered separately on the books of the Corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

ARTICLE IX

GENERAL PROVISIONS

Section 1. Distributions. The Board of Directors may from time to time authorize, and the Corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

Section 2. Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

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Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 4. Amendments. Except as otherwise provided in the articles of incorporation or by law, these Bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors

No bylaw adopted, amended, or repealed by the shareholders shall be readopted, amended, or repealed by the Board of Directors, unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend, or repeal that particular bylaw or the bylaws generally.

Section 5. Definitions. Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

ARTICLE X

INDEMNIFICATION

Section 1. Indemnification. Any person who at any time serves or has served as a director or officer of the Corporation, or who, while serving as a director or officer of the Corporation, serves or has served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including reasonable attorneys' fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan) or penalty for which he may have become liable in any such action, suit or proceeding, or in connection with a settlement approved by the Board of Directors of any such action, suit or proceeding.

The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including, without limitation, making a good faith determination as to whether indemnification is legally permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extend needed, the Board shall give notice to, and seek approval by, the shareholders of the Corporation for any decision to indemnify.

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Any person who at any time after the adoption of this Bylaw serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Bylaw.

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